Exhibit 3.1

Amendment to By-Laws of eLoyalty Corporation

ARTICLE VII

STOCK CERTIFICATES AND TRANSFERS

(A) Certificated Shares and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated. The certificated shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

(B) Uncertificated Shares and Transfers. The Corporation may issue uncertificated shares of stock, as determined by, or pursuant to, a resolution adopted by the Board of Directors. Except as otherwise provided by law, the rights and obligations of any holder of uncertificated shares of stock of the Corporation shall be identical to the rights and obligations of any holder of certificated shares of stock of the Corporation. Uncertificated shares of stock of the Corporation shall be transferred on the books of the Corporation and be accompanied by a duly executed assignment and power of transfer or other proper transfer instructions from the registered owner thereof, with such proof of authenticity of the signature as the Corporation or its agents may reasonably require.

(C) Accepted Signatures. The certificates of stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.